INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statements No. 333-12241 and 333-24659 of Medix Resources, Inc. (formerly International Nursing Services, Inc.) on Forms S-3 of our report dated April 2, 1999 appearing in this annual report on Form 10-KSB of Medix Resources, Inc. for the year ended December 27, 1998.



April 12, 1999
Denver, Colorado

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                             Ehrhardt Keefe Steiner & Hottman PC